SCHEDULE 14A
(Rule 14a-101)
Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

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                                  BOSTON BIOMEDICA, INC.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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May 30, 2002

Dear Stockholder:

         Boston Biomedica, Inc. will hold its Annual Meeting of Stockholders at its headquarters, located at 375 West Street, West Bridgewater, Massachusetts 02379, on June 27, 2002 at 4:00 p.m. At the Meeting, stockholders will elect two Class III Directors to hold office until the 2005 Annual Meeting of Stockholders. Detailed information about this vote and the Meeting itself is included in the attached proxy statement.

         On behalf of the Board of Directors and employees of Boston Biomedica, Inc., I cordially invite all stockholders to attend the Annual Meeting in person. Whether or not you plan to attend the Meeting, please take the time to vote by completing and returning the enclosed proxy card.

         If you plan to attend the Meeting in person, please remember to bring a form of personal identification with you and, if you are acting as a proxy for another stockholder, please bring written confirmation from the record owner that you are acting as a proxy.

Sincerely,

Richard T. Schumacher
Chief Executive Officer
and Chairman of the Board

BOSTON BIOMEDICA, INC.

Notice of Annual Meeting of Stockholders of
Boston Biomedica, Inc. to be held on
Thursday, June 27, 2002

         The Annual Meeting of Stockholders of BOSTON BIOMEDICA, INC. will be held on Thursday, June 27, 2002 at 4:00 p.m. at its headquarters, located at 375 West Street, West Bridgewater, Massachusetts 02379, for the following purposes:

  To elect two Class III Directors to hold office until the 2005 Annual Meeting of Stockholders and until their successors are duly elected and qualified.

  To consider and act upon any matters incidental to the foregoing purpose and any other matters which may properly come before the Meeting or any adjourned session thereof.

The Board of Directors has fixed May 28, 2002 as the record date for determining the stockholders entitled to notice of, and to vote at, the Meeting.

You are cordially invited to attend the Meeting.

                                                                                                                         By Order of the Board of Directors

                                                                                                                         Michael N. Avallone
                                                                                                                         Assistant Treasurer

West Bridgewater, Massachusetts
May 30, 2002

YOUR VOTE IS IMPORTANT

You are urged to sign, date and promptly return the accompanying form of proxy, so that, if you are unable to attend the Meeting, your shares may nevertheless be voted. However, your proxy may be revoked at any time prior to exercise by filing with the Clerk or an Assistant Clerk of the Company a written revocation, by executing a proxy with a later date, or by attending and voting at the Meeting.

BOSTON BIOMEDICA, INC.

PROXY STATEMENT

FOR THE ANNUAL MEETING
OF STOCKHOLDERS TO BE HELD
ON June 27, 2002

         This proxy statement is furnished in connection with the solicitation of proxies by the Board of Directors of Boston Biomedica, Inc., a Massachusetts corporation with its principal executive offices at 375 West Street, West Bridgewater, Massachusetts 02379 (the "Company"), for use at the Annual Meeting of Stockholders to be held on Thursday, June 27, 2002, at 4:00 p.m. and at any adjournment or adjournments thereof (the "Meeting"). The enclosed proxy relating to the Meeting is solicited on behalf of the Board of Directors of the Company and the cost of such solicitation will be borne by the Company. Certain of the officers and regular employees of the Company may solicit proxies by correspondence, telephone or in person, without extra compensation. The Company may also pay to banks, brokers, nominees and certain other fiduciaries their reasonable expenses incurred in forwarding proxy material to the beneficial owners of securities held by them. It is expected that this proxy statement and the accompanying proxy will be mailed to stockholders on or about May 30, 2002.

         Only stockholders of record at the close of business on May 28, 2002 will be entitled to receive notice of, and to vote at, the Meeting. As of April 5, 2002, there were outstanding 6,757,252 shares of Common Stock, $.01 par value, of the Company (the "Common Stock"), all of which are entitled to vote. Each such stockholder is entitled to one vote for each share of Common Stock so held and may vote such shares either in person or by proxy.

         The enclosed proxy, if executed and returned, will be voted as directed on the proxy or, in the absence of such direction, for the election of the nominee as Directors. If any other matters shall properly come before the Meeting, the authorized proxy will be voted by the proxies in accordance with their best judgment. The proxy may be revoked at any time prior to exercise by filing with the Clerk or an Assistant Clerk of the Company a written revocation, by executing a proxy with a later date, or by attending and voting at the Meeting.

PROPOSAL NO. 1
ELECTION OF DIRECTORS

         At the Meeting, two Class III Directors are to be elected, each to serve until the 2005 Annual Meeting of Stockholders and a successor has been duly elected and qualified.

         The Company's Amended and Restated Articles of Organization and Bylaws provide that the Board of Directors shall be divided into three classes. At each Annual Meeting of Stockholders following the initial classification, the Directors elected to succeed those whose terms expire shall be identified as being the same class as the Directors they succeed and shall be elected to hold office for a term to expire at the third Annual Meeting of Stockholders after their election, and until their respective successors are duly elected and qualified, unless an adjustment in the term to which an individual Director shall be elected is made because of a change in the number of Directors.

         The Company’s Amended and Restated Articles of Organization and Bylaws do not require the stockholders to elect any Directors in a class the term of office of which extends beyond the Meeting. The term of office of only the Class III Directors expires at the Meeting. The terms of office of the Class I and Class II Directors continue after the Meeting.

         It is the intention of the persons named as proxies to vote for the election of Mr. Schumacher and Mr. Quinlan as Class III Directors. In the unanticipated event that either of them should be unable to serve, the persons named as proxies will vote the proxy for such substitutes, if any, as the present Board of Directors may designate or to reduce the number of Directors. The nominees have not been nominated pursuant to any arrangement or understanding with any person.

         The following table sets forth certain information with respect to the nominees and each of the Directors whose term extends beyond the Meeting, including the year in which the nominee’s term would expire, if elected.

         Mr. Capitanio has served as a Director of the Company since January 1986. Mr. Capitanio has served as President of Diagnostics of Biomerica, Inc. since 2000. From 1997 to 2000, he served as President of Kalisto Biologicals, Inc. From 1996 to 1997, he served as an independent consultant in the medical diagnostics industry. From 1980 to 1996, he served as President, Treasurer and Director of Diatech Diagnostics Inc. (formerly Immunotech Corporation), an in vitro diagnostics company and a wholly owned subsidiary of Healthcare Technologies Ltd. Mr. Capitanio received an M.B.A. from the Sloan School of Management, Massachusetts Institute of Technology and a B.S. in metallurgy from Massachusetts Institute of Technology.

         Dr. Saravis has served as a Director of the Company since 1978. Since 1984, he has been an Associate Professor of Surgery (Biochemistry) at Harvard Medical School and an Associate Research Professor of Pathology at Boston University School of Medicine. From 1971 to 1997, Dr. Saravis was a Senior Research Associate at the Mallory Institute of Pathology and from 1979 to 1997, he was a Senior Research Associate at the Cancer Research Institute-New England Deaconess Hospital. Dr. Saravis received his Ph.D. in immunology and serology from Rutgers University.

          Mr. Wilson has served as a Director of the Company since 2001. Commencing in 2001, Mr. Wilson has served as Executive Vice President and Chief Operating Officer of Escient Technologies LLC, a high technology management company that invests in and manages a portfolio of technology-based companies. From 1998 to 2001, Mr. Wilson was the Chief Financial Officer of Interliant, Inc., an internet infrastructure services company. Prior to joining Interliant, Mr. Wilson served as Chief Financial Officer at XCOM Technologies, Inc., a competitive local exchange carrier, in 1998. Prior to this, Mr. Wilson served as Senior Vice President, Finance and Chief Financial Officer of Computervision Corporation, an enterprise level software developer, in 1997. Prior to this, Mr. Wilson was Executive Vice President and Chief Financial Officer of Arch Communications Group, Inc. a wireless messaging Company from 1989 to 1997. Mr. Wilson was a director of PSINet, Inc., an independent internet service provider, from 1996 to 1998. Mr. Wilson received a Bachelor of Arts degree from Luther College, a Master of Science degree from Northeastern University, and a Master of Business Administration degree from Babson College. Mr. Wilson is a Certified Public Accountant.

         Mr. Quinlan, a Director of the Company since 1978, has served as President and Chief Operating Officer since August 1999 and he reassumed the duties of Treasurer in June 2001. From January 1993 to August 1999, he served as Senior Vice President, Finance, Treasurer, and Chief Financial Officer. From 1990 to December 1992, he was the Chief Financial Officer of ParcTec, Inc., a New York-based leasing company. Mr. Quinlan served as Vice President and Assistant Treasurer of American Finance Group, Inc. from 1981 to 1989 and was employed by Coopers & Lybrand (now PricewaterhouseCoopers LLP) from 1975 to 1980. Mr. Quinlan is a Certified Public Accountant and received a M.S. in accounting from Northeastern University and a B.S. in economics from the University of New Hampshire.

         Mr. Schumacher, the Founder of the Company, has been the Chief Executive Officer and Chairman of the Board since 1992, and served as President from 1986 to August 1999. Mr. Schumacher served as the Director of Infectious Disease Services for Clinical Sciences Laboratory, a New England-based medical reference laboratory, from 1986 to 1988. From 1972 to 1985, Mr. Schumacher was employed by the Center for Blood Research, a nonprofit medical research institute associated with Harvard Medical School. Mr. Schumacher received a B.S. in zoology from the University of New Hampshire.

Meetings of the Board of Directors

         The Board of Directors of the Company held 18 meetings during the fiscal year ended December 31, 2001. In addition, a special committee of independent directors consisting of Messrs. Capitanio, Saravis and Wilson which was appointed to review the transactions with Mr. Schumacher, as described below under the heading “Certain Relationships and Related Transactions”, communicated several times informally and held one formal meeting during fiscal year 2001. Each Director attended at least 75% of the aggregate number of all meetings of the Board of Directors and committees of which he was a member during such fiscal year.

         The Board of Directors has an Audit Committee, currently comprised of Messrs. Capitanio, Wilson and Saravis, which met seven times during fiscal year 2001. Mr. Quinlan was a member of the Audit Committee up to June 1, 2001, when he was replaced by Mr. Wilson as a third independent member of the Audit Committee. The functions performed by this Committee include recommending to the Board of Directors the engagement of the independent accountants, reviewing financial statements to be filed with the Securities and Exchange Commission, evaluating the performance and independence of the independent accountants, and reviewing with management any recommendations made by the independent accountants. The Audit Committee Charter (a copy of which was included in the Company’s proxy statement for the Annual Meeting of Stockholders held on June 21, 2001) more fully describes the duties and responsibilities of the Audit Committee.

         The Board of Directors also has a Compensation Committee, currently comprised of Messrs. Schumacher, Saravis and (effective July 26, 2001) Mr. Wilson. The functions of the Compensation Committee include making recommendations and presentations to the Board of Directors on compensation levels, including salaries, incentive plans, benefits and overall compensation for officers and Directors, and issuance of stock options to officers, Directors and employees. During fiscal year 2001, the Compensation Committee did not meet and matters with respect to compensation were considered by the entire Board of Directors.

         The Board of Directors does not have a nominating committee. The entire Board of Directors considers changes in Directors.

Security Ownership of Directors, Officers and Certain Beneficial Owners

         The following table sets forth certain information as of March 19, 2002 concerning beneficial ownership of Common Stock by each Director, each nominee for Director, each Named Executive Officer in the Summary Compensation Table under "Executive Compensation" below, all Executive Officers and Directors as a group, and each person known by the Company to be the beneficial owner of 5% or more of the Company's Common Stock. Unless otherwise noted, each person identified below possesses sole voting power and investment power with respect to the shares listed. This information is based upon information received from or on behalf of the named individuals.

Name *	Number of Shares of Common Stock Beneficially Owned	Percent of Class
Richard T. Schumacher (1)*...	692,907	10.18%
c/o Boston Biomedica, Inc.		
375 West Street		
West Bridgewater, MA 02379		
Kevin W. Quinlan (1)..	103,529	1.52%
Mark M. Manak, Ph.D. (1)(2)..	73,074	1.07%
Richard C. Tilton, Ph.D..	**	**
David F. Petersen (1)..	17,923	**
Richard J. D'Allessandro (1)......................................	15,375	**
Calvin A. Saravis, Ph.D. (1)..	20,956	**
Francis E. Capitanio (1)...	10,000	**
William A. Wilson (1)..	10,209	**
All Executive Officers and Directors as a group		
(11 Persons)(1)(2)..	1,009,139	14.37%
Richard P. Kiphart (3) *...	1,501,041 (3) (4)	22.11%
c/o William Blair & Company, L.L.C.		
222 West Adams Street		
Chicago IL 60606		
Shoreline Micro-Cap Fund I LP (4)*............................	365,613 (4)	5.41%
c/o William Blair & Company, L.L.C.		
222 West Adams Street		
Chicago, IL 60606		

* Address provided for beneficial owners of more than 5% of the Common Stock.

** Less than 1% of the outstanding Common Stock.

(1) Includes the following shares subject to options exercisable within 60 days after March 19, 2002: Mr. Schumacher — 55,000; Mr. Quinlan — 74,750; Dr. Manak —46,000; Mr. Petersen — 16,000; Mr. D'Allessandro —14,375; Dr. Saravis — 10,000; Mr. Capitanio —10,000; Mr. Wilson — 2,380; others—40,500.

(2) Includes 4,000 shares held of record by Dr. Manak's daughter and 23,074 in Dr. Manak's name.

(3) Includes 84,200 shares held by Rebecca Kiphart (Mr. Kiphart's daughter), and also currently exercisable warrants (expiring August 2005) to purchase 27,734 shares of stock. This amount also includes 365,613 shares beneficially owned by Shoreline Micro-Cap Fund I LP described in Note 4 below.

(4) Includes 357,791 shares, and also currently exerciseable warrants (expiring August 2005) to purchase 7,822 shares of stock, held by Shoreline Micro-Cap Fund I LP, a fund of which Mr. Kiphart serves as general partner and has the sole power to vote and dispose or direct the disposition of shares held by Shoreline Micro-Cap Fund I LP.

Executive Compensation

         The following Summary Compensation Table sets forth the compensation during the last three fiscal years of (i) each person who served as Chief Executive Officer during fiscal year 2001, (ii) the four other most highly compensated Executive Officers of the Company who were serving as Executive Officers at the end of fiscal 2001 and whose total annual salary and bonus, if any, exceeded $100,000 for services in all capacities to the Company during the fiscal year ended December 31, 2001 and (iii) one additional individual who would have been one of the four other most highly compensated Executive Officers but for the fact that the individual was not serving as an Executive Officer of the Company at the end of fiscal 2001 (collectively, the “Named Executive Officers”).

Summary Compensation Table

Name and Principal Position	Fiscal Year Ended	Annual Compensation Salary ($)	Bonus ($)	Long Term Compensation Securities Underlying Stock Options (#)	All Other Compensation ($)
Richard T. Schumacher,	12/31/01	$237,500	--	40,000	$5,711(3)(4)
Chief Executive Officer	12/31/00	229,279	--	--	5,579(3)(4)
and Chairman of the	12/31/99	229,010	--	25,000	4,450(3)(4)
Board (1)					
Kevin W. Quinlan,	12/31/01	$185,000	--	24,000	$883 (4)
President and Chief	12/31/00	178,596	--	--	850 (4)
Operating Officer,	12/31/99	168,075	--	17,500	--
Treasurer and Director					
Richard C. Tilton , Ph.D.	12/31/01	$104,438	$10,445	--	$41,973(2)(3)(4)
Formerly Senior Vice	12/31/00	131,095	--	12,000	2,391 (3)(4)
President, Science and	12/31/99	135,203	--	--	--
Technology (2)					
Mark M. Manak, Ph.D.	12/31/01	$141,346	--	--	$638 (4)
Senior Vice President and	12/31/00	137,846	--	5,000	624 (4)
General Manager	12/31/99	129,894	--	--	--
David F. Petersen,	12/31/01	$112,933	--	--	$908 (4)
Senior Vice President and	12/31/00	104,476	--	--	439 (4)
General Manager	12/31/99	107,115	--	--	658 (4)
Richard J. D'Allessandro,	12/31/01	$117,046	--	6,000	$853 (4)
Vice President,	12/31/00	99,580	--	-	414 (4)
Information Technology	12/31/99	102,651	--	-	--

(1) In 2001, the Company authorized loans totaling $525,000 to Mr. Schumacher. In January 2002, these loans were repaid in full. The loans were replaced by the Company's pledge of a $1,000,000 interest bearing deposit at a financial institution to provide additional security for loans in the aggregate amount of $2,418,000 from the financial institution to an entity controlled by Mr. Schumacher. For a detailed description of the terms of these transactions, please see "Certain Relationships and Related Transactions" below.

(2) Dr. Tilton's employment with the Company was terminated in September 2001; "All Other Compensation" includes $39,172 paid to Dr. Tilton in year 2001 as severance pay.

(3) Includes the value of premiums paid for a term life insurance policy.

(4) Includes the value of imputed income from group life insurance.

         The following tables set forth certain information with respect to the stock options granted to and exercised by the Named Executive Officers during fiscal 2001 and the aggregate number and value of options exercisable and un-exercisable held by the Named Executive Officers during fiscal 2001.

Compensation of Directors

         Non-employee Directors of the Company received a quarterly stipend of $1,500, for a yearly total of $6,000 for their services in year 2001, excluding payments totaling $6,000 made in early 2001 to each Non-employee Director for Board services rendered in year 2000. In addition, in year 2001, each non-employee Director who is a member of the Audit Committee received an additional $500 per quarter for a yearly total of $2,000. Each Director is eligible to receive options to purchase Common Stock under the Company’s 1999 Non-Qualified Stock Option Plan. Non-employee Directors of the Company are granted a minimum of 15,000 Non-Qualified stock options at the start of their term of service, which generally vest over a three year period and have an exercise price equal to the fair market value of the underlying shares on the date of the grant.

         Effective in year 2002, non-employee Directors of the Company will receive a quarterly stipend of $2,500, for a yearly total of $10,000. In addition, effective in year 2002, each non-employee Director who is a member of Compensation Committee will receive an additional $500 per quarter for a yearly total of $2,000. The stipend for Audit Committee Members will remain unchanged in year 2002 from year 2001.

Compensation Committee Interlocks and Insider Participation

         For the fiscal year ended December 31, 2001, the Board of Directors made decisions regarding executive compensation based on the recommendations of those members of the Board of Directors who also serve on the Compensation Committee. The individuals who serve on the Compensation Committee and who make recommendations to the full Board of Directors consist of Richard T. Schumacher, Calvin A. Saravis, and (effective July 26, 2001), William A. Wilson, each of whom has received options to purchase Common Stock. Mr. Schumacher serves as the Chief Executive Officer and Chairman of the Board of the Company. Neither Dr. Saravis nor Mr. Wilson is a former nor current officer nor employee of the Company.

         In fiscal 2001, the members of the Compensation Committee did not meet formally as a committee, but rather made recommendations regarding executive compensation at meetings of the full Board of Directors. The full Board of Directors then made final decisions regarding executive compensation. Neither Mr. Schumacher nor Mr. Quinlan participated in any vote or deliberations establishing their own compensation.

Board of Directors Report on Executive Compensation

         As described above under the heading “Compensation Committee Interlocks and Insider Participation”, for the fiscal year ended December 31, 2001, the full Board of Directors made decisions regarding executive compensation based on the recommendations of those members of the Board of Directors who serve on the Compensation Committee. These recommendations were made at meetings of the full Board of Directors. The Compensation Committee did not hold any formal meetings during fiscal year 2001. These individuals made recommendations and presentations to the full Board of Directors on compensation levels, including salaries, incentive plans, benefits and overall compensation for officers and Directors and issuance of stock options to officers, Directors and employees. Subsequent to the recommendation of these individuals, the Board of Directors then voted on these proposals.

         The primary objective in determining the type and amount of Executive Officer compensation is to provide a level of base compensation which allows the Company to attract and retain superior talent. The Board of Directors endeavors to align the Executive Officer’s interests with the success of the Company through participation in the Company’s employee stock option plan, which provides the Executive Officer with the opportunity to build a substantial ownership interest in the Company.

         The compensation of Executive Officers includes cash compensation, the grant of stock options, and participation in benefit plans generally available to employees. In determining base salary, consideration is given to executive compensation for comparably sized companies as well as the individual experience and performance of each Executive Officer and the performance of the Company generally. Base salary recommendations are at a level believed to be comparable to cash compensation of officers with similar responsibilities in similarly situated corporations.

         Each of the Executive Officers, including Mr. Schumacher, and all full-time employees are eligible to receive grants of options under the Company’s employee stock option plans. The employee stock option plans are used to provide incentives to officers and employees and to associate more closely the interests of such persons with stockholders’ interests and the long-term success of the Company. In determining the number of options to be granted to each Executive Officer or employee, a subjective determination is based on factors such as the individual’s level of responsibility, performance, and number of options held. During fiscal 2001, a total of 70,000 options were granted to the Named Executive Officers under the employee stock option plans.

         During the fiscal year ended December 31, 2001, Mr. Schumacher, the Company’s Chief Executive Officer, received a base annualized salary of $237,500. The Board of Directors believes that this compensation is comparable to the cash compensation of Chief Executive Officers of comparable companies. Mr. Schumacher was granted 40,000 non-qualified stock options pursuant to the Company’s 1999 Nonqualified Stock Option Plan. In addition to Mr. Schumacher’s cash compensation and stock option grants, as of December 31, 2001, the Company had entered into a one year loan agreement pursuant to which an aggregate of $525,000 was loaned to Mr. Schumacher. Such loan agreement was renewable at the Company’s option, and collateralized by 90,000 of Mr. Schumacher’s shares of Company Common Stock. In January 2002, the loan was repaid in full. The loan was replaced by the Company’s pledge of a $1,000,000 interest bearing deposit at a financial institution to provide additional security for loans in the aggregate amount of $2,418,000 from the financial institution to an entity controlled by Mr. Schumacher. The original loan and subsequent pledge of $1,000,000 were made to assist Mr. Schumacher in refinancing indebtedness related to, among other things, his divorce settlement and to enable him to avoid the need to sell his common stock holdings in the Company on the open market to satisfy his debts. The Company’s Board of Directors and, with respect to the decision to pledge the $1,000,000 cash collateral, a special committee of the independent directors consisting of Messrs. Capitanio, Saravis and Wilson, evaluated a number of alternatives and concluded that the original loan to Mr. Schumacher and the subsequent pledge was the best alternative and in the best interests of the Company’s stockholders because it would, among other things, avoid selling pressure on the Company’s Common Stock and relieve the financial pressures on Mr. Schumacher that could otherwise divert his attention from the Company.

                                                                                                                    Board of Directors

                                                                                                                    Richard T. Schumacher
                                                                                                                    Kevin W. Quinlan
                                                                                                                    Francis E. Capitanio
                                                                                                                    Calvin A Saravis
                                                                                                                    William A. Wilson

Audit Committee Report

         The Board of Directors has an Audit Committee, which is currently comprised of three non-employee members, Messrs. Capitanio, Wilson and Saravis. These three members of the Company’s Audit Committee are “independent” as that term is defined under the listing standards of the Nasdaq National Market. Effective June 1, 2001 Mr. Wilson replaced Mr. Quinlan as a third independent member of the Audit Committee.

         The Audit Committee operates pursuant to a written charter (the “Audit Committee Charter”), which was adopted by the Board of Directors on June 14, 2000 and subsequently amended on April 23, 2001. Under the provisions of the Audit Committee Charter (a copy of which was included in Company’s proxy statement for its Annual Meeting of Stockholders held on June 21, 2001), the Audit Committee is responsible for, among other things, recommending to the Board of Directors the engagement of the independent accountants, reviewing the scope of internal controls and reviewing the implementation by management of recommendations made by the independent accountants. The Audit Committee held seven meetings during fiscal 2001.

         The Audit Committee has reviewed and discussed the Company’s audited financial statements for the year ended December 31, 2001 with senior management of the Company. The Audit Committee also discussed with PricewaterhouseCoopers LLP, the Company’s independent accountants, the matters required to be discussed by the Auditing Standards Board Statement on Auditing Standards No. 61, as amended. As required by Independence Standards Board Standard No. 1, as amended, “Independence Discussion with Audit Committees,” the Audit Committee has received and reviewed the required written disclosures and a confirming letter from PricewaterhouseCoopers LLP regarding their independence, and has discussed the matter with the independent accountants. Based upon its review and discussions of the foregoing, the Audit Committee recommended to the Company’s Board of Directors that the Company’s audited financial statements for the year ended December 31, 2001 be included in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2001, filed with the Securities and Exchange Commission on April 1, 2002.

                                                                                                                    Audit Committee

                                                                                                                    Francis E. Capitanio
                                                                                                                    Calvin A. Saravis
                                                                                                                    William A. Wilson

Performance Graph

         The following graph compares the change in the Company’s cumulative total stockholder return from December 31, 1996 to March 31, 2002, which includes the last trading day of fiscal 2001, with the cumulative total return on the Nasdaq Stock Market Index (Composite) and the Nasdaq Stock Market Index (Biotechnology) (SIC 2830-2839 U.S. and Foreign) for that period.

Assumes $100 invested on December 31, 1996 in the Company’s Common Stock, the Nasdaq Stock Market Index (Biotechnology) and the Nasdaq Stock Market Index (Composite), and the reinvestment of any and all dividends.

Certain Relationships And Related Transactions

         In August 2000, the Company issued $3,250,000 of 3% Senior Subordinated Convertible Debentures (“the Debentures”) to investors, of which $780,000 were issued to Mr. Richard P. Kiphart and $220,000 were issued to Shoreline Micro-Cap Fund I L.P. In January 2001, Mr. Kiphart and Shoreline Micro-Cap Fund I L.P. exercised their conversion rights associated with these Debentures, thereby receiving 662,685 shares of Common Stock of the Company. In December 2001, the Company sold an additional 600,000 shares of Common Stock of the Company for an aggregate purchase price of $1,500,000 in a private placement to five accredited investors including 430,000 shares which were purchased by Mr. Kiphart. The shares were issued in the first quarter of fiscal 2002.

         As of December 31, 2001, the Company had entered into a one year loan agreement pursuant to which an aggregate of $525,000 was loaned to Mr. Richard T. Schumacher, the Company’s Chairman and Chief Executive Officer. The loan was renewable at the Company’s option, and collateralized by 90,000 of Mr. Schumacher’s shares of Company Common Stock. Interest on the loan was payable monthly at the annual rate of 7%. In January 2002, the loan was repaid in full. The loan was replaced by the Company’s pledge of a $1,000,000 interest bearing deposit at a financial institution to provide additional security for loans in the aggregate amount of $2,418,000 from the financial institution to an entity controlled by Mr. Schumacher. The loans are personally guaranteed by Mr. Schumacher. The Company’s pledge is secured by a junior interest in the collateral provided by Mr. Schumacher to the financial institution. Such collateral includes all of his real property and common stock holdings in the Company. The original loan and subsequent pledge of $1,000,000 were made to assist Mr. Schumacher in refinancing indebtedness related to, among other things, his divorce settlement and to enable him to avoid the need to sell his Common Stock holdings in the Company on the open market to satisfy his debts. The Company’s Board of Directors and, with respect to the decision to pledge the $1,000,000 cash collateral, a special committee of the independent directors consisting of Messrs. Capitanio, Saravis and Wilson, evaluated a number of alternatives and concluded that the original loan to Mr. Schumacher and the subsequent pledge was the best alternative and in the best interests of the Company’s stockholders because it would, among other things, avoid selling pressure on the Company’s Common Stock and relieve the financial pressures on Mr. Schumacher that could otherwise divert his attention from the Company.

OTHER MATTERS

Voting Procedures

         An inspector of elections appointed by the Company will tabulate the votes of stockholders present in person or represented by proxy at the Meeting. A quorum, consisting of a majority of all of the shares of Common Stock issued, outstanding and entitled to vote at the Meeting, will be required to be present in person or by proxy for consideration of the proposal to elect two Class III Directors. The two nominees for Director of the Company who receive the greatest number of votes cast by stockholders present in person or represented by proxy at the Meeting and entitled to vote thereon will be elected as Directors of the Company.

         The inspector of elections will count shares represented in person or by proxy that withhold authority to vote for a nominee for election as a director or that reflect abstentions and “broker non–votes” (i.e., shares represented at the Meeting held by brokers or nominees as to which (i) instructions have not been received from the beneficial owners or persons entitled to vote, and (ii) the broker or nominee does not have the discretionary voting power on a particular matter) as the shares that are present and entitled to vote on the matters for purposes of determining the presence of a quorum; but neither proxies that withhold authority to vote for any nominee (without naming an alternative nominee), abstentions nor broker non-votes will be counted as votes cast at the Meeting. As a result, such proxies will not be a factor for the election of directors at the Meeting.

Disclosure of Relationships with Independent Accountants

         The Audit Committee of the Board of Directors will review the reappointment of PricewaterhouseCoopers LLP as the independent accountants to audit the Company's consolidated financial statements for the fiscal year ending December 31, 2002 and make a recommendation to the Company’s Board of Directors at the next meeting held by each of the Audit Committee and the Board of Directors. Such firm has served continuously in that capacity since 1993.

         A representative of PricewaterhouseCoopers LLP will be present at the time of the Meeting and will be given an opportunity to make a statement, if so desired. The representative will also be available to respond to appropriate questions.

Audit Fees

         PricewaterhouseCoopers LLP billed aggregate fees to the Company totaling $207,000 in connection with the audit of the Company’s annual financial statements for the year ended December 31, 2001 and for the reviews of the financial statements included in the Company’s Forms 10-Q’s filed during year 2001.

Financial Information Systems Design and Implementation Fees

         The Company did not engage the services of PricewaterhouseCoopers LLP in year 2001 for any financial information systems design and implementation services.

All Other Fees

         PricewaterhouseCoopers LLP billed aggregate fees totaling $22,000 for other professional services provided in year 2001 relating to the review of income tax returns and other miscellaneous tax services.

         The Audit Committee of the Board of Directors believes the performance of the services described under the captions “Financial Information Systems Design and Implementation Fees” and “All Other Fees” during year 2001 by PricewaterhouseCoopers LLP is compatible with maintaining such auditor’s independence.

Section 16(a) Beneficial Ownership Reporting Compliance

         Section 16(a) of the Securities Exchange Act of 1934, as amended, requires the Company's Executive Officers and Directors, and persons who own more than 10% of the Company's Common Stock, to file reports of ownership and changes in ownership on Forms 3, 4 and 5 with the Securities and Exchange Commission and the Nasdaq. Executive Officers, Directors and greater than 10% stockholders are required to furnish the Company with copies of all Forms 3, 4 and 5 they file.

         Based solely on the Company’s review of the copies of such Form(s) it has received and written representations from certain reporting persons, the Company believes that all of its Executive Officers, Directors and greater than 10% stockholders complied with all Section 16(a) filing requirements applicable to them during the Company’s fiscal year ended December 31, 2001.

Other Proposed Action

         The Board of Directors knows of no matters which may come before the Meeting other than the election of two Class III Directors. However, if any other matters should properly be presented to the Meeting, the persons named as proxies shall have discretionary authority to vote the shares represented by the accompanying proxy in accordance with their own judgment.

Stockholder Proposals

         Proposals which stockholders intend to present at the Company's 2003 Annual Meeting of Stockholders and wish to have included in the Company's proxy materials pursuant to Rule 14a-8 promulgated under the Securities Exchange Act of 1934, as amended, must be received by the Company no later than January 30, 2003.

         Stockholders who wish to make a proposal at the Company’s 2003 Annual Meeting - other than one that will be included in the Company’s proxy materials – should notify the Company no later than April 15, 2003. If a proponent who wishes to present such a proposal at the 2003 Annual Meeting fails to notify the Company by this date, the proxies solicited by the Board of Directors, with respect to such Meeting, may grant discretionary authority to the proxies named therein, to vote with respect to such matter if such matter is properly brought before the Meeting. If a stockholder makes a timely notification, the proxies may still exercise discretionary authority under circumstances consistent with the proxy rules of the Securities and Exchange Commission.

Incorporation By Reference

         To the extent that this Proxy Statement has been or will be specifically incorporated by reference into any filing by the Company under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, the sections of the Proxy Statement entitled "Board of Directors Report on Executive Compensation", “Audit Committee Report”, and "Performance Graph" shall not be deemed to be so incorporated, unless specifically otherwise provided in any such filing.

Annual Report on Form 10-K

         Additional copies of the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2001 as filed with the Securities and Exchange Commission are available to stockholders without charge upon written request addressed to Investor Relations, Boston Biomedica, Inc., 375 West Street, West Bridgewater, Massachusetts 02379.

IT IS IMPORTANT THAT PROXIES BE RETURNED PROMPTLY. THEREFORE, STOCKHOLDERS ARE URGED TO FILL IN, SIGN AND RETURN THE ACCOMPANYING FORM OF PROXY IN THE ENCLOSED ENVELOPE.

PROXY                                                                        BOSTON BIOMEDICA, INC.                                                                        PROXY

         The undersigned hereby appoints Richard T. Schumacher and Kevin W. Quinlan, and each of them, acting singly, with full power of substitution, attorneys and proxies to represent the undersigned at the 2002 Annual Meeting of Stockholders of Boston Biomedica, Inc. to be held on Thursday, June 27, 2002 and at any adjournment or adjournments thereof, with all power which the undersigned would possess if personally present, and to vote all shares of stock which the undersigned may be entitled to vote at said meeting upon the matters set forth in the Notice of and Proxy Statement for the Meeting in accordance with the following instructions and with discretionary authority upon such other matters as may come before the Meeting. All previous proxies are hereby revoked.

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS. IT WILL BE VOTED AS DIRECTED BY THE UNDERSIGNED AND IF NO DIRECTION IS INDICATED, IT WILL BE VOTED FOR THE ELECTION OF THE NOMINEES AS DIRECTORS.

Continued, and to be signed, on reverse side
(Please fill in the reverse side and mail in enclosed envelope)

/X/         Please mark votes as in this example.

The Board of Directors recommends a vote FOR the election of the nominees as Directors.

1.         Election of Directors:

Nominee:         Richard T. Schumacher and Kevin W. Quinlan

/        /  FOR ALL NOMINEES    (except as marked to the contrary below)

/        /  WITHHOLD AUTHORITY to vote for all nominees

____________________________________________________________
For all nominees except as noted in the space provided above

/        /MARK HERE FOR ADDRESS
CHANGE AND NOTE AT LEFT

(Signatures should be the same as the name printed hereon. Executors, administrators, trustees, guardians, attorneys, and officers of corporations should add their titles when signing).

Signature: _____________________________Title: _____________________________Date: __________________________
Signature: _____________________________Title: _____________________________Date: ___________________________